                                   NOTE

$30,000,000                                                 September 30, 1991

     FOR VALUE RECEIVED, MOJAVE PIPELINE COMPANY, a Texas general partnership (the "Borrower"), hereby promises to pay to the order of BANK OF SCOTLAND (the "Bank") in lawful money of the United States of America in immediately available funds, at the Payment Office of the Administrative Agent (as such terms are defined in the Credit Agreement, as defined below, and all other capitalized terms used but not defined herein shall also have the meaning ascribed thereto in the Credit Agreement) for the account of the Bank, the principal sum of Thirty Million and No/100 Dollars ($30,000,000) or, if less than such principal sum, the aggregate unpaid principal amount of all Loans made by the Bank to the Borrower, pursuant to the Credit Agreement (including, without limitation, Construction Loans, Re-Advance Loans and Interconnect Cost Loans); on the dates and in the amounts determined in accordance with the Credit Agreement; provided, however, that the entire unpaid principal amount of all Loans made by the Bank shall be due and payable in full on the Final Repayment Date.

     The Borrower promises also to pay interest on the unpaid principal amount of each Loan in like money at the Payment Office of the Administrative Agent from the date such Loan is made until paid, at the rates and on the dates provided in the Credit Agreement, and subject to the limitations set forth in
Section 12.17 of the Credit Agreement (to the extent same is applicable to this Note).

     At the option of the Bank, all Loans made by the Bank pursuant to the Credit Agreement and all payments of the principal amount of such Loans shall be recorded by the Bank on a Schedule annexed hereto, to which the Bank may add additional pages (but the failure to record or any error in recording any such payments or amounts shall not affect the obligations of the Borrower hereunder or under the Credit Agreement to repay the principal amount of such Loans, together with all interest accrued thereon). The Borrower agrees promptly to confirm in writing the accuracy of such Schedule if the Bank so requests from time to time (or to specify any errors thereon).

     This Note is one of the Notes issued pursuant to the Credit Agreement (as may be from time to time modified, amended or supplemented, the "Credit Agreement") dated as of September 30, 1991 among the Borrower, Deutsche Bank AG, New York Branch and Swiss Bank Corporation, New York Branch, individually and as agents for the Banks named therein, and all of the terms and provisions of the Credit Agreement are incorporated herein by this reference. This Note is secured by and entitled to the benefits of the Credit Documents. As provided in the Credit Agreement, this Note is subject to voluntary and mandatory prepayment, in whole or in part.

     If an Event of Default shall occur and be continuing, then the principal of and accrued interest on this Note may be declared to be immediately due and payable in the manner and with the effect provided in the Credit Agreement.

     The Borrower hereby waives presentment, demand, protest, notice (including notice of non-payment, notice of protest, notice of intent to accelerate and notice of acceleration of maturity), bringing of suit and diligence in taking any action to collect amounts owing hereunder or in proceedings against any of the rights and properties securing payment hereof. The Borrower additionally waives any right it may have to require the Bank to proceed against any other party or to proceed against any collateral given to secure payment of this Note. The Borrower agrees that the time for payments under this Note may be extended from time to time without notice and the Borrower consents to the acceptance of further security or the release of any existing security for this Note, all without in any way affecting its liability under or with respect to this Note. No extension of the time for payment of this Note or any installment hereof shall affect the liability of the Borrower, even though the Borrower is not a party to the agreement effecting such extension.

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAWS EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AS MORE FULLY DESCRIBED IN THE CREDIT AGREEMENT.

                                          MOJAVE PIPELINE COMPANY

                                          By:    El Paso Mojave Pipeline Co.,
                                                 a general partner


                                          By:    /s/ H. Brent Austin
                                          Name:  H. Brent Austin
                                          Title: Vice President and Treasurer


                                          By:    EPNG Mojave, Inc.,
                                                 a general partner


                                          By:    /s/ H. Brent Austin
                                          Name:  H. Brent Austin
                                          Title: Vice President and Treasurer